Exhibit 99.2

FIRST QUARTER 2019 Exhibit 99.2

2 Mike Salop 2 Senior Vice President, Investor Relations 2

3 Safe Harbor This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2018. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws, or their interpretation, including with respect to United States tax reform legislation enacted in December 2017 (the "Tax Act"), any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the "Joint Settlement Agreements"), and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services (the "NYDFS Consent Order"); liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation ("GDPR") approved by the European Union ("EU"); failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management's ability to identify and manage these and other risks.

4 Hikmet Ersek 4 President & Chief Executive Officer 4

5 Overview Returned over $260 million to shareholders in the first quarter First quarter results stable Westernunion.com money transfer transaction growth of 19% Business Solutions achieved constant currency revenue growth for third consecutive quarter Strong cash flow generation First quarter results

6 Overview Driving digital growth and expansion Penetrating new cross-border opportunities Generating operating efficiencies 2019 Strategic Priorities Sale of Speedpay business for approximately $750 million expected to be completed in May

7 Raj Agrawal 7 Executive Vice President & Chief Financial Officer 77

Consolidated revenues of $1.3 billion declined 4%, or increased 2% constant currency*, compared to the prior year period 8*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Revenue Q1

9*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q1 .. 79% of Company revenue .. Revenues declined 3%, or were flat constant currency* .. Transactions increased 2% .. Cross-border principal increased 1%, or 5% constant currency*

10*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q1 2019 Regions Revenue Change Constant Currency Rev. Change* Transaction Change % of C2C Revenue North America 1% 1% 0% 38% Europe and CIS (3%) 1% 5% 32% MEASA (7%) (6%) 1% 15% LACA (2%) 12% 9% 9% APAC(13%) (11%) (6%) 6% Total C2C (3%) 0% 2% 100% Included in C2C regions above: westernunion.com 17% 19% 19% 13%

11*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Business Solutions and Other Q1 Business Solutions (B2B) .. 7% of Company revenue .. Revenue decreased 1%, or increased 4% constant currency* Other (primarily bill payments businesses in the U.S. & Argentina) .. 14% of Company revenue, with approximately half of the revenues related to the Speedpay business .. Revenue decreased 9%

12 Operating Margin Q1 Operating margin decline is primarily due to higher acquisition and divestiture related expenses 19.1% 18.8% Q1 2018 Q1 2019

13 Other Financial Highlights Quarter Ended March 31, 2019 Cash Flow from Operations $240 million Capital Expenditures $38 million Stock Repurchases $175 million Dividends Paid $87 million Cash Balance, March 31, 2019 $833 million Debt Outstanding, March 31, 2019 $3.4 billion

14 Speedpay Transaction Expected to close in May Pre-tax gain of approximately $530 million in second quarter After tax gain on the sales and BEAT tax benefit of approximately $0.94 to 2019 EPS Approximately $0.10 dilution from removal of partial year of Speedpay income, net of additional share repurchases and lower interest expense Sale of Speedpay U.S. bill payments business for approximately $750 million in cash

15 2019 Outlook Revenue Mid-single-digit GAAP revenue decrease (previously low single- digit decrease to low single-digit increase; reduction due to divestiture of Speedpay business in mid-May) Low single-digit adjusted constant currency revenue increase, excluding any benefit related to Argentina inflation (no change from previous outlook) Operating Profit Margin Operating margin of approximately 20% (no change from previous outlook) Earnings per Share EPS in a range of $2.66 to $2.76 (previously $1.83 to $1.95; increase from prior outlook primarily reflects net benefit related to Speedpay and Paymap transactions) Cash Flow GAAP cash flow from operating activities of approximately $850 million, which is net of approximately $150 million of taxes expected to be paid on the Speedpay and Paymap sales and includes an approximately $40 million tax benefit related to BEAT Cash flow from operating activities of approximately $950 million (previously approximately $1 billion), excluding the tax impacts noted above (change from prior outlook due to removal of partial year of Speedpay cash flow) *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Questions and Answers 16

17 Appendix 17 First Quarter 2019 Earnings Webcast & Conference Call 17

Non-GAAP Measures Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business because they provide consistency and comparability to prior periods. We have also included non-GAAP revenues below that remove the impacts of Speedpay, in order to provide a more meaningful comparison of results from continuing operations. These non-GAAP financial measures include consolidated revenue change constant currency adjusted and excluding Speedpay; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to- Consumer segment region and westernunion.com revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; diluted earnings per share, excluding Tax Act; effective tax rate, excluding Tax Act; Consumer-to-Consumer segment principal per transaction change, constant currency adjusted; Consumer-to-Consumer segment cross-border principal change, constant currency adjusted; consolidated EBITDA margin; and operating cash flow outlook, excluding tax payments related to net gain on Speedpay and Paymap divestitures, net of lower BEAT payments. Segment operating margins have not been adjusted for the expected reallocation of corporate overhead expenses that is anticipated after the divestiture of our Speedpay business. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts. Amounts included below are in millions, unless indicated otherwise. 18

Reconciliation of Non-GAAP Measures

WesternUnion WU

	1Q18	2Q18	3Q18	4Q18	FY2018	1Q19
Consolidated Metrics						
Revenues, as reported (GAAP)	$ 1,389.4	$ 1,411.1	$ 1,387.8	$ 1,401.6	$ 5,589.9	$ 1,337.0
Foreign currency translation impact (a)	(18.9)	9.1	52.8	68.9	111.9	77.2
Revenues, constant currency adjusted	1,370.5	1,420.2	1,440.6	1,470.5	5,701.8	1,414.2
Less Speedpay revenues (b)	(95.0)	(87.4)	(85.3)	(84.2)	(351.9)	(88.2)
Revenues, constant currency adjusted and excluding Speedpay	$ 1,275.5	$ 1,332.8	$ 1,355.3	$ 1,386.3	$ 5,349.9	$ 1,326.0
Prior year revenues, as reported (GAAP)	$ 1,302.4	$ 1,378.9	$ 1,404.7	$ 1,438.3	$ 5,524.3	$ 1,389.4
Less prior year Speedpay revenues (b)	(91.3)	(92.3)	(92.0)	(92.7)	(368.3)	(95.0)
Prior year revenues, adjusted, excluding Speedpay	$ 1,211.1	$ 1,286.6	$ 1,312.7	$ 1,345.6	$ 5,156.0	$ 1,294.4
Revenue change, as reported (GAAP)	7 %	2 %	(1) %	(3) %	1 %	(4) %
Revenue change, constant currency adjusted	5 %	3 %	3 %	2 %	3 %	2 %
Revenue change, constant currency adjusted & excluding Speedpay	5 %	4 %	3 %	3 %	4 %	2 %
Operating income, as reported (GAAP)	$ 264.9	$ 283.6	$ 302.6	$ 271.0	$ 1,122.1	$ 251.2
Foreign currency translation impact (a)	3.4	2.9	7.2	4.6	18.1	18.1
Operating income, constant currency adjusted	$ 268.3	$ 286.5	$ 309.8	$ 275.6	$ 1,140.2	$ 269.3
Prior year operating income/(loss), as reported (GAAP)	$ 240.1	$ 215.4	$ 272.2	$ (251.9)	$ 475.8	$ 264.9
Prior year operating income, as adjusted (c)	$ 254.4	$ 299.4	$ 290.1	$ 258.3	$ 1,102.2	$ 264.9
Operating income change, as reported (GAAP)	10 %	32 %	11 %	208 %	136 %	(5) %
Operating income change, constant currency adjusted, excluding 2017 adjustment items (c)	5 %	(4) %	7 %	7 %	3 %	2 %

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Reconciliation of Non-GAAP Measures 20 Consolidated Metrics cont. Operating income, as reported (GAAP) $ 264.9 $ 283.6 $ 302.6 $ 271.0 $ 1,122.1 $ 251.2 Operating margin, as reported (GAAP) 19.1% 20.1% 21.8% 19.3% 20.1% 18.8 % Speedpay contribution to operating income (b) $ 28.9 $ 25.8 $ 23.3 $ 22.8 $ 100.8 $ 20.6 Speedpay contribution to operating margin (b) 0.8% 0.6% 0.4% 0.5% 0.6% 0.3 % Operating income, as reported (GAAP) $ 264.9 $ 283.6 $ 302.6 $ 271.0 $ 1,122.1 $ 251.2 Reversal of depreciation and amortization 66.7 65.7 63.6 68.7 264.7 64.8 EBITDA (d) $ 331.6 $ 349.3 $ 366.2 $ 339.7 $ 1,386.8 $ 316.0 Operating margin, as reported (GAAP) 19.1% 20.1% 21.8% 19.3% 20.1% 18.8 % EBITDA margin 23.9% 24.7% 26.4% 24.2% 24.8% 23.6% 1Q193Q182Q181Q18 4Q18 FY2018

Reconciliation of Non-GAAP Measures 21 Consolidated Metrics cont. Net income, as reported (GAAP) $ 213.6 $ 217.6 $ 208.6 $ 212.1 $ 851.9 $ 173.1 Income tax expense/(benefit) from Tax Act (e) (6.0) (6.2) 26.6 8.1 22.5 N/A Net income, adjusted, excluding Tax Act $ 207.6 $ 211.4 $ 235.2 $ 220.2 $ 874.4 $ 173.1 Diluted earnings per share ("EPS"), as reported (GAAP) ($- dollars) $ 0.46 $ 0.47 $ 0.46 $ 0.48 $ 1.87 $ 0.39 EPS impact as a result of Tax Act ($- dollars) (e) (0.01) (0.01) 0.06 0.01 0.05 N/A Diluted EPS, adjusted, excluding Tax Act ($- dollars) $ 0.45 $ 0.46 $ 0.52 $ 0.49 $ 1.92 $ 0.39 Diluted weighted-average shares outstanding 463.6 459.6 449.0 445.4 454.4 439.9 Effective tax rate, as reported (GAAP) 9% 15% 22% 10% 14% 20 % Impact from Tax Act (e) 2% 2% (10) % (4) % (2) % N/A Effective tax rate, adjusted, excluding Tax Act 11% 17% 12% 6% 12% 20% 1Q193Q182Q181Q18 4Q18 FY2018

Reconciliation of Non-GAAP Measures

WesternUnion WU

	1Q18	2Q18	3Q18	4Q18	FY2018	1Q19
Consumer-to-Consumer Segment						
Revenues, as reported (GAAP)	$ 1,091.0	$ 1,127.5	$ 1,107.4	$ 1,127.7	$ 4,453.6	$ 1,056.9
Foreign currency translation impact (a)	(26.4)	(9.6)	18.7	23.9	6.6	33.0
Revenues, constant currency adjusted	$ 1,064.6	$ 1,117.9	$ 1,126.1	$ 1,151.6	$ 4,460.2	$ 1,089.9
Prior year revenues, as reported (GAAP)	$ 1,015.0	$ 1,087.3	$ 1,107.7	$ 1,144.5	$ 4,354.5	$ 1,091.0
Revenue change, as reported (GAAP)	7 %	4 %	0 %	(1) %	2 %	(3) %
Revenue change, constant currency adjusted	5 %	3 %	2 %	1 %	2 %	0 %
Principal per transaction, as reported ($- dollars)	$ 307	$ 306	$ 308	$ 301	$ 305	$ 302
Foreign currency translation impact ($- dollars) (a)	(10)	(4)	5	7	—	11
Principal per transaction, constant currency adjusted ($- dollars)	$ 297	$ 302	$ 313	$ 308	$ 305	$ 313
Prior year principal per transaction, as reported ($- dollars)	$ 292	$ 293	$ 302	$ 300	$ 297	$ 307
Principal per transaction change, as reported	5 %	5 %	2 %	0 %	3 %	(2) %
Principal per transaction change, constant currency adjusted	2 %	3 %	4 %	3 %	3 %	2 %
Cross-border principal, as reported ($- billions)	$ 18.9	$ 20.4	$ 20.1	$ 20.5	$ 79.9	$ 19.1
Foreign currency translation impact ($- billions) (a)	(0.7)	(0.2)	0.3	0.4	(0.2)	0.7
Cross-border principal, constant currency adjusted ($- billions)	$ 18.2	$ 20.2	$ 20.4	$ 20.9	$ 79.7	$ 19.8
Prior year cross-border principal, as reported ($- billions)	$ 17.3	$ 18.7	$ 19.0	$ 19.5	$ 74.5	$ 18.9
Cross-border principal change, as reported	9 %	9 %	6 %	5 %	7 %	1 %
Cross-border principal change, constant currency adjusted	5 %	8 %	7 %	8 %	7 %	5 %

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Reconciliation of Non-GAAP Measures

WesternUnion WU

	1Q18	2Q18	3Q18	4Q18	FY2018	1Q19
Consumer-to-Consumer Segment cont.						
NA region revenue change, as reported (GAAP)	4 %	3 %	2 %	0 %	2 %	1 %
NA region foreign currency translation impact (a)	0 %	0 %	0 %	0 %	0 %	0 %
NA region revenue change, constant currency adjusted	4 %	3 %	2 %	0 %	2 %	1 %
EU & CIS region revenue change, as reported (GAAP)	14 %	9 %	3 %	1 %	7 %	(3) %
EU & CIS region foreign currency translation impact (a)	(9) %	(5) %	1 %	1 %	(3) %	4 %
EU & CIS region revenue change, constant currency adjusted	5 %	4 %	4 %	2 %	4 %	1 %
MEASA region revenue change, as reported (GAAP)	0 %	(4) %	(7) %	(7) %	(5) %	(7) %
MEASA region foreign currency translation impact (a)	(1) %	(1) %	1 %	1 %	1 %	1 %
MEASA region revenue change, constant currency adjusted	(1) %	(5) %	(6) %	(6) %	(4) %	(6) %
LACA region revenue change, as reported (GAAP)	20 %	11 %	2 %	0 %	8 %	(2) %
LACA region foreign currency translation impact (a)	5 %	9 %	14 %	16 %	11 %	14 %
LACA region revenue change, constant currency adjusted	25 %	20 %	16 %	16 %	19 %	12 %
APAC region revenue change, as reported (GAAP)	2 %	(5) %	(10) %	(9) %	(6) %	(13) %
APAC region foreign currency translation impact (a)	(2) %	0 %	1 %	1 %	0 %	2 %
APAC region revenue change, constant currency adjusted	0 %	(5) %	(9) %	(8) %	(6) %	(11) %
westernunion.com revenue change, as reported (GAAP)	23 %	22 %	19 %	21 %	21 %	17 %
westernunion.com foreign currency translation impact (a)	(3) %	(1) %	1 %	1 %	0 %	2 %
westernunion.com revenue change, constant currency adjusted	20 %	21 %	20 %	22 %	21 %	19 %

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Reconciliation of Non-GAAP Measures

WesternUnion WU

	1Q18	2Q18	3Q18	4Q18	FY2018	1Q19
Business Solutions Segment						
Revenues, as reported (GAAP)	$ 96.7	$ 93.1	$ 100.2	$ 96.8	$ 386.8	$ 95.6
Foreign currency translation impact (a)	(4.8)	(2.7)	2.3	2.6	(2.6)	4.6
Revenues, constant currency adjusted	$ 91.9	$ 90.4	$ 102.5	$ 99.4	$ 384.2	$ 100.2
Prior year revenues, as reported (GAAP)	$ 93.6	$ 96.6	$ 99.4	$ 94.3	$ 383.9	$ 96.7
Revenue change, as reported (GAAP)	3 %	(4) %	1 %	3 %	1 %	(1) %
Revenue change, constant currency adjusted	(2) %	(6) %	3 %	5 %	0 %	4 %
Operating income, as reported (GAAP)	$ 2.8	$ 1.1	$ 14.3	$ 5.2	$ 23.4	$ 8.6
Reversal of depreciation and amortization	10.6	10.5	10.4	10.4	41.9	10.2
EBITDA (d)	$ 13.4	$ 11.6	$ 24.7	$ 15.6	$ 65.3	$ 18.8
Operating income margin, as reported (GAAP)	2.9 %	1.2 %	14.2 %	5.4 %	6.1 %	9.0 %
EBITDA margin	13.8 %	12.6 %	24.6 %	16.2 %	16.9 %	19.7 %
Other (primarily bill payments businesses in United States and Argentina)						
Revenues, as reported (GAAP)	$ 201.7	$ 190.5	$ 180.2	$ 177.1	$ 749.5	$ 184.5
Foreign currency translation impact (a)	12.3	21.4	31.8	42.4	107.9	39.6
Revenues, constant currency adjusted	$ 214.0	$ 211.9	$ 212.0	$ 219.5	$ 857.4	$ 224.1
Prior year revenues, as reported (GAAP)	$ 193.8	$ 195.0	$ 197.6	$ 199.5	$ 785.9	$ 201.7
Revenue change, as reported (GAAP)	4 %	(2) %	(9) %	(11) %	(5) %	(9) %
Revenue change, constant currency adjusted	10 %	9 %	7 %	10 %	9 %	11 %

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Reconciliation of Non-GAAP Measures 25 2019 Consolidated Outlook Metrics Operating cash flow (GAAP) ($- millions) $ 850 Impact from tax payments related to net gain on Speedpay and Paymap divestitures, net of lower base-erosion anti-abuse tax payments ($- millions) (b) (f) 100 Operating cash flow, excluding impact from tax payments related to net gain on Speedpay and Paymap divestitures, net of lower base-erosion anti- abuse tax payments ($- millions) $ 950

Reconciliation of Non-GAAP Measures

WesternUnion WU

Non-GAAP related notes:

(a) Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.

(b) On February 28, 2019, we entered into a stock purchase agreement with ACI Worldwide Corp. and ACW Worldwide, Inc. for approximately $750 million to sell our United States electronic bill payments business known as "Speedpay," which is included as a component of "Other" in our segment reporting. The all-cash transaction is expected to close in May 2019. Revenues have been adjusted to exclude the carved out financial information for Speedpay. This pro-forma financial measure is a non-GAAP measure and should not be considered a substitute for the GAAP measure. We have included this information because management believes that presenting revenues as adjusted to exclude Speedpay will provide investors with a more meaningful comparison of results from continuing operations. Additionally, Speedpay contribution to operating income excludes corporate overhead allocations.

(c) Prior year operating income has been adjusted to exclude the impacts of our 2017 goodwill impairment, expenses incurred to transform our operating model to better drive efficiencies and growth initiatives ("WU Way expenses"), and certain litigation settlement costs. We believe that, by excluding the effects of these significant charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. See below for reconciliation of prior year operating income.

	1Q17	2Q17	3Q17	4Q17	FY2017
Operating income (loss), as reported (GAAP)	$ 240.1	$ 215.4	$ 272.2	$ (251.9)	$ 475.8
Goodwill impairment	-	-	-	464.0	464.0
WU Way expenses	14.3	35.0	9.9	35.2	94.4
Litigation settlement costs	-	49.0	8.0	11.0	68.0
Operating income, as adjusted	$ 254.4	$ 299.4	$ 290.1	$ 258.3	$ 1,102.2

(d) Earnings before Interest, Taxes, Depreciation, and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

(e) Represents the impact to our provision for income taxes related to the December 2017 enactment of tax reform in the United States ("Tax Act"), primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. During the fourth quarter of 2018, we completed our accounting for the Tax Act.

(f) On May 6, 2019, we agreed to sell and completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services and is included as a component of "Other" in our segment reporting, for contingent consideration and immaterial cash proceeds received at closing. Our operating cash flow outlook has been adjusted to reflect the expected impact from tax payments relating to the net gain on Speedpay and Paymap divestitures, net of lower base-erosion anti-abuse tax payments. This financial measure is a non-GAAP measure and should not be considered a substitute for the GAAP measure. We have included this information because management believes that presenting this measure will provide investors with a more meaningful comparison of continuing operations.

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